EXHIBIT 99.1

Otelco Reports Third Quarter Results

ONEONTA, Ala., Nov. 4, 2015 (GLOBE NEWSWIRE) -- Otelco Inc. (NASDAQ:OTEL), a wireline telecommunications services provider in Alabama, Maine, Massachusetts, Missouri, New Hampshire, Vermont and West Virginia and a provider of cloud hosting and managed services, today announced results for its third quarter ended September 30, 2015. Key highlights for Otelco include:

  Total revenues of $17.9 million for third quarter 2015.
  Operating income of $4.9 million for third quarter 2015.
  Adjusted EBITDA (as defined below) of $7.2 million for third quarter 2015.

"Otelco's third quarter 2015 results produced Adjusted EBITDA of $7.2 million," said Rob Souza, President and Chief Executive Officer of Otelco. "The Company has been able to offset much of the revenue decline from fewer residential customers and lower intercarrier compensation with network cost and operational expense savings and increased data revenue to generate similar Adjusted EBITDA to the same quarter last year and second quarter of 2015. Revenue from internet, transmission services, cable and satellite and managed services is growing or unchanged from last year as we focus on the unregulated services we offer. We continue our active expense management process to closely control the underlying costs associated with these unregulated services as we grow this aspect of our business.

"Our business access line equivalents grew just under 1.0% during third quarter and 1.6% this year and now represent nearly 55.0% of our total access line equivalents," continued Souza. "Our Hosted PBX and Classifax product offerings grew this quarter. Hosted PBX now accounts for nearly 36.0% of our CLEC retail voice lines.

"During third quarter, our New England-based operation realigned its internal processes and work load with the appropriate personnel," Souza noted. "These changes eliminate a managerial layer and artificial barriers between work groups to improve our ability to fulfill new service requests and respond to existing customers' needs. In addition, a new Director of Marketing and Product Development joined Otelco responsible for all outbound marketing efforts, inbound lead generation and marketing and product development activities. The responsibilities of this position will expand to include the Alabama and Missouri Divisions. A single well-coordinated marketing and product approach will provide important operational benefits to the entire company.

"By the end of 2015, Otelco expects to have reduced our senior debt by over $60 million from the level prior to restructuring," added Souza. "Otelco continues to focus on the reduction of its long-term debt. At the end of third quarter, the debt was $102.0 million with our cash balance of $5.9 million for net debt of $96.1 million. The lower level of debt has also significantly reduced our cash interest expense."

Third Quarter 2015 Financial Summary
(Dollars in thousands, except per share amounts)
(Unaudited)
	Three Months Ended September 30,		Change
	2014	2015	Amount	Percent
Revenues	$ 18,421	$ 17,850	$ (571)	(3.1)%
Operating income	$ 4,625	$ 4,910	$ 285	6.2%
Interest expense	$ (2,167)	$ (1,949)	$ (218)	(10.1)%
Net income available to stockholders	$ 1,387	$ 1,850	$ 463	33.4%
Basic net income per share	$ 0.45	$ 0.57	$ 0.12	26.7%
Diluted net income per share	$ 0.44	$ 0.56	$ 0.12	27.3%

Adjusted EBITDA(a)	$ 7,249	$ 7,171	$ (78)	(1.1)%
Capital expenditures	$ 1,578	$ 1,556	$ (22)	(1.4)%

	Nine Months Ended September 30,		Change
	2014	2015	Amount	Percent
Revenues	$ 55,692	$ 53,385	$ (2,307)	(4.1)%
Operating income	$ 13,036	$ 14,183	$ 1,147	8.8%
Interest expense	$ (6,733)	$ (5,988)	$ (745)	(11.1)%
Net income available to stockholders	$ 4,089	$ 5,640	$ 1,551	37.9%
Basic net income per share	$ 1.32	$ 1.74	$ 0.42	31.8%
Diluted net income per share	$ 1.31	$ 1.72	$ 0.41	31.3%

Adjusted EBITDA(a)	$ 22,154	$ 22,247	$ 93	0.4%
Capital expenditures	$ 4,491	$ 4,568	$ 77	1.7%

Reconciliation of Adjusted EBITDA to Net Income	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2015	2014	2015
Net income	$ 1,387	$ 1,850	$ 4,089	$ 5,640
Add: Depreciation	2,112	1,913	6,793	5,756
Interest expense - net of premium	1,935	1,731	6,025	5,323
Interest expense - amortize loan cost	232	218	707	665
Income tax expense	766	1,125	2,557	3,615
Amortization - intangibles	369	267	1,281	938
Loan fees	6	7	19	19
Securities expense	300	(12)	300	8
Stock-based compensation (earn-out)	77	--	246	71
Stock-based compensation (board & management)	65	72	137	213
Adjusted EBITDA(a)	$ 7,249	$ 7,171	$ 22,154	$ 22,248

(a) Adjusted EBITDA is defined as consolidated net income plus interest expense, depreciation and amortization, income taxes and certain other fees, expenses or non-cash charges reducing consolidated net income. Adjusted EBITDA is not a measure calculated in accordance with generally accepted accounting principles (GAAP). While providing useful information, Adjusted EBITDA should not be considered in isolation or as a substitute for consolidated statement of operations data prepared in accordance with GAAP. The Company believes Adjusted EBITDA is useful as a tool to analyze the Company on the basis of operating performance and leverage. The definition of Adjusted EBITDA corresponds to the definition of Adjusted EBITDA in the Company's credit facility and certain of the covenants contained therein. The Company's presentation of Adjusted EBITDA may not be comparable to similarly titled measures used by other companies.

Otelco Inc. - Key Operating Statistics

(Unaudited)							% Change
	As of	December 31,		March 31,	June 30,	September 30,	from
		2013	2014	2015	2015	2015	June 30, 2015
Business/Enterprise
CLEC
Voice lines		21,149	19,324	19,148	19,191	18,963	(1.2)%
HPBX seats		8,453	10,029	10,148	10,258	10,594	3.3%
Data lines		2,725	3,313	3,425	3,411	3,510	2.9%
Wholesale network lines		2,817	2,968	3,036	3,075	2,888	(6.1)%
Classifax		--	80	92	104	129	24.0%
RLEC
Voice lines		12,349	15,506	15,438	15,680	16,026	2.2%
Data lines		1,594	1,587	1,580	1,559	1,547	(0.8)%
Access line equivalents (a)		49,087	52,807	52,867	53,278	53,657	0.7%

Residential
CLEC
Voice lines		339	275	262	249	239	(4.0)%
Data lines		416	363	353	327	301	(8.0)%
RLEC
Voice lines		28,323	25,569	24,944	24,386	23,811	(2.4)%
Data lines		20,566	20,206	20,261	20,320	20,258	(0.3)%
Access line equivalents(a)		49,644	46,413	45,820	45,282	44,609	(1.5)%

Otelco access line equivalents (a)		98,731	99,220	98,687	98,560	98,266	(0.3)%

Cable, IPTV & satellite television		4,164	3,852	3,806	3,801	3,786	(0.4)%
Security systems		174	243	270	290	302	4.1%
Other internet lines		3,750	3,202	3,100	2,962	2,896	(2.2)%

(a) We define access line equivalents as retail and wholesale voice lines (including Classifax, our virtual faxing solution) and data lines (including cable modems, digital subscriber lines, and dedicated data access trunks).

FINANCIAL DISCUSSION FOR THIRD QUARTER 2015:

Revenues

Total revenues decreased 3.1% in the three months ended September 30, 2015, to $17.9 million from $18.4 million in the three months ended September 30, 2014.  The majority of the decrease is due to the decline in RLEC residential access line equivalents and the FCC's Intercarrier Compensation reform order (the "FCC's order"). The table below provides the components of our revenues for the three months ended September 30, 2015, compared to the same period of 2014.

	Three Months Ended September 30,		Change
	2014	2015	Amount	Percent
		(dollars in thousands)
Local services	$ 6,693	$ 6,255	$ (438)	(6.5)%
Network access	5,819	5,564	(255)	(4.4)
Internet	3,683	3,748	65	1.8
Transport services	1,321	1,356	35	2.6
Cable, IP and satellite television	692	686	(6)	(0.9)
Managed services	213	241	28	13.1
Total	$ 18,421	$ 17,850	$ (571)	(3.1)

Local services revenue decreased 6.5% in the quarter ended September 30, 2015, to $6.3 million from $6.7 million in the quarter ended September 30, 2014. Growth in Hosted PBX revenue of $0.1 million was more than offset by the decline in RLEC residential voice access lines and the impact of the FCC's order which reduces or eliminates intrastate and local cellular revenue which accounted for a decrease of $0.3 million. A portion of the RLEC decrease is recovered through the Connect America Fund which is categorized as network access revenue. The decline in long distance, directory and special revenue, plus one-time fiber installation revenue in 2014, accounted for a decrease of $0.2 million. Network access revenue decreased 4.4% in the quarter ended September 30, 2015, to $5.6 million from $5.8 million in the quarter ended September 30, 2014. Switched access, including projected cost study adjustments increased by $0.2 million. This increase was more than offset by lower state and special access charges of $0.3 million and lower Connect America Fund of $0.1 million. Internet revenue increased 1.8% to just over $3.7 million in the quarter ended September 30, 2015, from just under $3.7 million in the quarter ended September 30, 2014, primarily from equipment rental fees. Transport services revenue increased 2.6% to just under $1.4 million in the quarter ended September 30, 2015 from just over $1.3 million in the quarter ended September 30, 2014, from wide-area network and wholesale transport growth. Cable, IP and satellite television revenue decreased 0.9% to remain at just under $0.7 million in both the quarter ended September 30, 2015, and the quarter ended September 30, 2014. Increases in pay-per-view revenue were more than offset by cable subscriber attrition. Cloud hosting and managed services revenue increased 13.1% to remain at just over $0.2 million in both the quarter ended September 30, 2015, and the quarter ended September 30, 2014.

Operating Expenses

Operating expenses in the three months ended September 30, 2015, decreased 6.2% to $12.9 million from $13.8 million in the three months ended September 30, 2014. Cost of services decreased 5.3% to $8.3 million in the quarter ended September 30, 2015, from $8.8 million in the quarter ended September 30, 2014. Network circuit and toll costs decreased $0.4 million reflecting network efficiencies and customer service, sales and plant operations expense decreased $0.1 million as a result of operational reductions implemented over the past year. Selling, general and administrative expenses decreased 3.7% to $2.5 million in the quarter ended September 30, 2015, from $2.6 million in the quarter ended September 30, 2014. The decrease reflected a reduction in earn-out stock compensation of $0.1 million, which has no impact on Adjusted EBITDA. Depreciation and amortization decreased 12.1% to $2.2 million in the quarter ended September 30, 2015, from $2.5 million in the quarter ended September 30, 2014. Depreciation decreased by $0.1 million in Missouri and by $0.1 million in the CLEC. The amortization of other intangible assets decreased $0.1 million.

Interest Expense and Other Income/Expense

Interest expense in the three months ended September 30, 2015, decreased 10.1% to $2.0 million from $2.2 million in the three months ended September 30, 2014. While the interest rate remained constant, the lower outstanding loan principal accounted for the decrease. In third quarter 2014, the Company had $0.3 million in securities expense (which is excluded from Adjusted EBITDA) for which there was no comparable expense in third quarter 2015.

Adjusted EBITDA

Based on the changes noted above, Adjusted EBITDA decreased by less than $0.1 million to be $7.2 million for both the three months ended September 30, 2015 and September 30, 2014. Adjusted EBITDA was $7.1 million in the second quarter of 2015. Stock-based compensation and other excluded expenses are added back in the calculation of Adjusted EBITDA. See financial tables for a reconciliation of third quarter 2014 and 2015 Adjusted EBITDA to net income.

Balance Sheet

As of September 30, 2015, the Company had cash and cash equivalents of $5.9 million compared to $5.1 million at the end of 2014. During third quarter 2015, the Company reduced its credit facility balance by $3.1 million to $102.0 million. The Company's senior credit facility extends through April 2016 and includes a $5.0 million undrawn revolver.

Capital Expenditures

Capital expenditures were $1.6 million in both the third quarter 2015 and the same period in 2014.

Third Quarter Earnings Conference Call

Otelco has scheduled a conference call, which will be broadcast live over the internet, on Thursday, November 5, 2015, at 11:30 a.m. (Eastern Time). To participate in the call, participants should dial (785) 830-7987 and ask for the Otelco call 10 minutes prior to the start time. Investors, analysts and the general public will also have the opportunity to listen to the conference call free over the internet by visiting the Company's website at www.OtelcoInc.com. To listen to the live call online, please visit the website at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live webcast, a replay of the webcast will be available on the Company's website at www.OtelcoInc.com for 30 days. A two-week telephonic replay may also be accessed by calling (719) 457-0820 and using the Confirmation Code 3026069.

ABOUT OTELCO

Otelco Inc. provides wireline telecommunications services in Alabama, Maine, Massachusetts, Missouri, New Hampshire, Vermont and West Virginia. The Company's services include local and long distance telephone, digital high-speed data lines, transport services, network access, cable television and other related services. With approximately 98,000 voice and data access lines, which are collectively referred to as access line equivalents, Otelco is among the top 25 largest local exchange carriers in the United States based on number of access lines. Otelco operates eleven incumbent telephone companies serving rural markets, or rural local exchange carriers. It also provides competitive retail and wholesale communications services and technology consulting, managed services and private/hybrid cloud hosting services through several subsidiaries. For more information, visit the Company's website at www.OtelcoInc.com.

FORWARD LOOKING STATEMENTS

Statements in this press release that are not statements of historical or current fact constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties, and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms "believes," "belief," "expects," 'intends," "anticipates," "plans," or similar terms to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's filings with the Securities and Exchange Commission.

OTELCO INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share par value and share amounts)
(unaudited)

	December 31,	September 30,
	2014	2015
Assets
Current assets
Cash and cash equivalents	$ 5,082	$ 5,893
Accounts receivable:
Due from subscribers, net of allowance for doubtful accounts of $229 and $246, respectively	3,732	3,878
Unbilled receivables	1,675	1,627
Other	1,931	2,060
Materials and supplies	1,915	1,997
Prepaid expenses	3,441	1,680
Total current assets	17,776	17,135

Property and equipment, net	51,237	49,780
Goodwill	44,976	44,976
Intangible assets, net	3,178	2,529
Investments	1,870	1,851
Deferred financing costs, net	1,161	521
Other assets	471	313
Total assets	$ 120,669	$ 117,105

Liabilities and Stockholders' Deficit
Current liabilities
Accounts payable	$ 1,104	$ 898
Accrued expenses	5,054	5,926
Advance billings and payments	1,410	1,419
Deferred income taxes	53	53
Customer deposits	70	72
Current maturity of long-term notes payable	6,665	102,015
Total current liabilities	14,356	110,383

Deferred income taxes	24,027	24,027
Advance billings and payments	681	641
Other liabilities	142	137
Long-term notes payable, less current maturities	105,470	--
Total liabilities	144,676	135,188

Stockholders' deficit
Class A Common Stock, $.01 par value-authorized 10,000,000 shares; issued and outstanding 2,881,154 and 3,006,526 shares, respectively	29	30
Class B Common Stock, $.01 par value-authorized 250,000 shares; issued and outstanding 232,780 shares	2	2
Additional paid in capital	3,519	3,802
Retained deficit	(27,557)	(21,917)
Total stockholders' deficit	(24,007)	(18,083)
Total liabilities and stockholders' deficit	$ 120,669	$ 117,105

OTELCO INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2015	2014	2015

Revenues	$ 18,421	$ 17,850	$ 55,692	$ 53,385

Operating expenses
Cost of services	8,763	8,301	26,760	24,964
Selling, general and administrative expenses	2,552	2,458	7,823	7,544
Depreciation and amortization	2,481	2,181	8,073	6,694
Total operating expenses	13,796	12,940	42,656	39,202

Income from operations	4,625	4,910	13,036	14,183

Other income (expense)
Interest expense	(2,167)	(1,949)	(6,733)	(5,988)
Other income (expense)	(306)	14	343	1,060
Total other expenses, net	(2,473)	(1,935)	(6,390)	(4,928)

Income before income tax	2,152	2,975	6,646	9,255
Income tax expense	(765)	(1,125)	(2,557)	(3,615)

Net income	$ 1,387	$ 1,850	$ 4,089	$ 5,640

Weighted average number of common shares outstanding:
Basic	3,103,728	3,239,306	3,103,728	3,239,306
Diluted	3,181,280	3,289,679	3,129,874	3,285,502

Basic net income per common share	$ 0.45	$ 0.57	$ 1.32	$ 1.74

Diluted net income per common share	$ 0.44	$ 0.56	$ 1.31	$ 1.72

OTELCO INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2014	2015
Cash flows from operating activities:
Net income	$ 4,089	$ 5,640
Adjustments to reconcile net income to cash flows provided by operating activities:
Depreciation	6,793	5,756
Amortization	1,280	938
Amortization of loan costs	707	665
Provision for deferred income taxes	1,122	--
Provision for uncollectible accounts receivable	360	350
Stock-based compensation	383	283
Changes in operating assets and liabilities:
Accounts receivable	158	(577)
Material and supplies	(161)	(82)
Prepaid expenses and other assets	24	1,919
Accounts payable and accrued expenses	414	666
Advance billings and payments	(67)	(31)
Other liabilities	(33)	(3)
Net cash from operating activities	15,069	15,524

Cash flows used in investing activities:
Acquisition and construction of property and equipment	(4,491)	(4,568)
Proceeds from sale of property and equipment	58	--
Purchase of Reliable Networks, net of cash acquired	(500)	--

Net cash used in investing activities	(4,933)	(4,568)

Cash flows used in financing activities:
Principal repayment of long-term notes payable	(14,240)	(10,120)
Loan origination costs	--	(25)

Net cash used in financing activities	(14,240)	(10,145)

Net increase (decrease) in cash and cash equivalents	(4,104)	811
Cash and cash equivalents, beginning of period	9,916	5,082

Cash and cash equivalents, end of period	$ 5,812	$ 5,893

Supplemental disclosures of cash flow information:
Interest paid	$ 6,027	$ 5,322

Income taxes paid	$ 721	$ 1,726
CONTACT: Curtis Garner
         Chief Financial Officer
         Otelco Inc.
         205-625-3580
         Curtis@otelcotel.com